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                                                                   EXHIBIT 10.40

                              CONSULTING AGREEMENT

         This Consulting Agreement (this "Agreement") is entered into as of this ____ day of September, 2000 between Insynq. Inc. (the "Company"), and David Selmon ("Mr. Selmon").

         WHEREAS, since February 2000, Mr. Selmon has served as a member of the Board of Directors (the "Board") of the Company; and

         WHEREAS, the Company has determined that it is in the best interest of the Company to compensate Mr. Selmon for serving as a member of the Board, and Mr. Selmon is willing to continue to serve in such capacity.

         NOW THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

         1.       TERM. The term of this Agreement shall commence on February 1,
                  ----
2000 (the "Effective Date") and shall expire on the date Mr. Selmon ceases to be a member of the Board in accordance with the Bylaws of the Company (the "Term").

         2.       CONSULTING SERVICES. Subject to and in accordance with the
                  -------------------
provisions of this Agreement, during the Term, Mr. Selmon agrees to attend Board meetings and provide the Company with his knowledge and insight relating to the Company's business (the "Consulting Services").

         3.       CONSULTING FEES. During the Term, the Company shall pay to Mr.
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Selmon $250.00 for each Board meeting he attends. In addition, for the fiscal quarter commencing on June 1, 2000, and for each fiscal quarter of the Company thereafter while Mr. Selmon serves on the Board, Mr. Selmon shall be entitled to receive 3,500 shares of the Company's common stock for each full fiscal quarter he serves as a member of the Board. Earned shares in any fiscal quarter will be issued by the 15th day of the month following the end of such quarter. The number of shares Mr. Selmon is entitled to receive hereunder shall not be adjusted for the two-for-one forward stock split that occurred on August 3, 2000 as a result of the Company's merger with Xcel Management, Inc. If the Company changes its fiscal year to a calendar year and Mr. Selmon is a Board member at such time, he shall be entitled to receive the pro rata portion of the shares earned at the time of such change and shall thereafter commence earning new shares during the first fiscal calendar quarter of the Company. If Mr. Selmon ceases to be a director prior to the end of any fiscal quarter, no shares for that quarter shall be earned or issued. As an independent contractor, Mr. Selmon is not, nor will Mr. Selmon become, eligible for any employee benefits, including without limitation, health insurance, worker's compensation, unemployment insurance, or pension or other similar benefits, provided by the Company (or its affiliates) to its employees. Mr. Selmon will have full responsibility for the payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security, FICA, and income tax laws with respect to Mr. Selmon's performance of services with respect to the compensation received hereunder.

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         4.       RESTRICTED SHARES. Mr. Selmon acknowledges that the shares of
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common stock he receives hereunder shall be restricted shares, that he is receiving such shares for his own account without a view to distribution thereof, that he may need to hold such shares for an indefinite period of time, and that the certificates representing the shares will contain legends restricting the sale of his shares. Mr. Selmon also acknowledges that he must hold the shares for at least one (1) year prior to having the ability to sell the shares under the requirements of Rule 144 of the Securities Act of 1933, as amended. Mr. Selmon further acknowledges that he may not sell any shares prior to such time without the shares being registered with the SEC or pursuant to an exemption from such registration.

         5.       CONFIDENTIALITY. Mr. Selmon acknowledges that he has and will
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receive information (the "Confidential Information") concerning the business of the Company that he would not otherwise receive, but for his service as a member of the Board of the Company. Mr. Selmon further acknowledges that this Confidential Information, which is not publicly known and which gives the Company a competitive advantage, if shared with third parties, could be detrimental to the Company and could place the Company at a competitive disadvantage. Mr. Selmon therefore agrees that Mr. Selmon will not, during the Term and for a period of three (3) years after termination or cessation of this Agreement, directly or indirectly disclose, copy, communicate to, or use for the benefit of any other person or entity (other than the Company), any of the Confidential Information acquired by Mr. Selmon prior to or during the term of this Agreement. Mr. Selmon acknowledges that he will obtain no right, title or interest in the Confidential Information, or any related information or data, and that the Confidential Information and related information is and shall remain the sole property of Company.

         6.       RETURN OF COMPANY PROPERTY. Upon termination or cessation of
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this Agreement, Mr. Selmon shall surrender to the Company any and all
Confidential Information, Company-related documents, assets, property, equipment and the like in his possession or control. Mr. Selmon shall supply to the Company, upon request, a written statement that all such Confidential Information, including all copies, and other items have been returned.

         7.       SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon
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and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Mr. Selmon, his beneficiaries or legal representatives. The Company may assign any one or more of its rights under this Agreement to a successor to the business of the Company.

         8.       FEES AND EXPENSES. Each party shall bear their own legal fees
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and expenses related to the negotiation and documentation of this Agreement. In any proceeding brought to declare, define or determine the rights or obligations of any party this Agreement, the prevailing party shall be entitled to receive an award of its attorney's fees and expenses in connection therewith, such fees to be awarded by the Court or arbitrator, and not by the jury.

         9.       NOTICES. All notices and other communications hereunder shall
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be in writing and shall be deemed given if delivered personally or by overnight courier or telecopier with proof of delivery or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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                              if to the Company, to

                           Insynq, Inc.
                           1101 Broadway Plaza
                           Tacoma, Washington 98402
                           Attention:  John Gorst
                           Telecopier:  (253) 284-2000; and

                              if to Mr. Selmon, to

                           David Selmon
                           14601 Bellaire Blvd. #338
                           Houston, TX  77083
                           Telecopier:  (877) 527-5649

         10.      MISCELLANEOUS. No provision of this Agreement may be modified,
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waived or discharges unless such waiver, modification or discharge is agreed to in writing and signed by Mr. Selmon and the Company. No waiver by a party hereto of any breach by the other party hereto of any condition or provision of this Agreement shall be deemed a waiver of such, similar or dissimilar provisions or conditions at the same or any subsequent or prior time. No agreement or representations, oral or otherwise, with respect to the subject matter hereof have been made by either party that are not expressly set forth in this Agreement.

         11.      GOVERNING LAW. This Agreement shall be governed by and
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construed and enforced in accordance with the laws of the State of Washington without giving effect to the conflict of law principles thereof. Subject to
Section 17 of this Agreement, any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Pierce County of the State of Washington.

         12.      SEVERABILITY. The provisions of this Agreement shall be deemed
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severable and the invalidity or unenforceability of any provision shall not effect the validity or enforceability of any other provision hereof.

         13.      ENTIRE AGREEMENT. This Agreement constitutes the entire
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agreement between the parties hereto with respect to the matters addressed thereby and supersedes all prior agreements, if any, understandings, and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

         14.      HEADINGS, CAPTIONS, ETC. Headings and captions herein are for
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convenience of reference only and shall not be used to determine or define the rights of the parties. All references to "including" are deemed to be references to "including without limitation," whether or not so expressly stated.

         15.      ARBITRATION. Except as provided below, any dispute or
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controversy arising out of or relating to this Agreement shall be determined and settled by arbitration in the City of Tacoma, Washington, in accordance with the Employment Dispute Resolution Rules of the

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American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Such arbitrator shall have no power to modify any of the provisions of this Agreement, and his or her jurisdiction is limited accordingly. A party requesting arbitration hereunder shall give ten (10) days' written notice to the other party prior to requesting such arbitration. Unless the arbitrator decides otherwise, the successful party in any such arbitration shall be entitled to reasonable attorneys' fees and costs associated with such arbitration. If the parties hereto cannot agree upon an arbitrator, then one shall be appointed by the governing official of the Washington Chapter of the American Arbitration Association. Any arbitrator so appointed shall have extensive experience in a profession connected with the subject matter of the dispute. Whenever any action is required to be taken under this Agreement within a specified period of time and the taking of such action is materially affected by a matter submitted to arbitration, such period shall automatically be extended by the number of days plus ten (10) that are taken for the determination of that matter by the arbitrator. Notwithstanding the foregoing, this Section 17 shall not limit the Company's right to seek and obtain a restraining order, injunction or other equitable relief.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Mr. Selmon has executed this Agreement as of the day and year first above written.

                          INSYNQ, INC.
                          a Delaware corporation

                          By: /s/ John P. Gorst
                              -------------------------------------------------
                              John Gorst, President and Chief Executive Officer


                          MR. SELMON:


                          /S/ DAVID D. SELMON
                          -----------------------------------------------------
                          David Selmon

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